Calculation of Filing Fee Tables
S-3
Corsair Gaming, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common stock, par value $0.0001 per share	457(o)
		Equity	Preferred stock, par value $0.0001 per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 300,000,000.00	0.0001531	$ 45,930.00
Fees to be Paid	2	Equity	Common stock, par value $0.0001 per share	457(a)	56,300,771	$ 8.59	$ 483,623,622.89	0.0001531	$ 74,042.78
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 783,623,622.89		$ 119,972.78
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 84,491.88
			Net Fee Due:						$ 35,480.90
Offering Note
[1]	(1) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities. (2) Includes rights to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan. (3) Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $84,491.88 (calculated at the fee rate in effect at the date of the Registrant's Original S-3), which represents (i) $224,999,992 of unsold securities of the registrant and (ii) 54,179,559 unsold shares of common stock held by the selling securityholders previously registered on the Original S-3. The offering of the unsold securities under the Original S-3 expired on August 1, 2025.

[2]	(1) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities. (4) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the amount of registration fee, based on the average of the high and low prices as reported on the Nasdaq Global Select Market on August 1, 2025.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	CORSAIR GAMING, INC.	S-3	333-266289	07/22/2022		$ 20,857.50	Unallocated (Universal) Shelf			$ 224,999,992.00
Fee Offset Claims	2	CORSAIR GAMING, INC.	S-3	333-266289	07/22/2022		$ 63,634.38	Unallocated (Universal) Shelf		54,179,559
Fee Offset Sources	3	CORSAIR GAMING, INC.	S-3	333-266289		07/22/2022						$ 91,444.38
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(1) The Registrant's registration statement on Form S-3 (File No. 333-266289) was initially filed on July 22, 2022, was declared effective by the Securities and Exchange Commission on August 1, 2022 and expired on August 1, 2025. (the "Original S-3"). (2) The Original S-3 previously registered the offer and sale of up to (i) $300,000,000 of such indeterminate number or amount, as the case may be, of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants, (e) purchase contracts, and/or (f) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant and (ii) 54,179,559 shares of common stock offered by the selling securityholders. (3) Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $84,491.88 (calculated at the fee rate in effect at the date of the Registrant's Original S-3), which represents (i) $224,999,992 of unsold securities of the registrant and (ii) 54,179,559 unsold shares of common stock held by the selling securityholders previously registered on the Original S-3. The offering of the unsold securities under the Original S-3 expired on August 1, 2025.

[2]	(1) The Registrant's registration statement on Form S-3 (File No. 333-266289) was initially filed on July 22, 2022, was declared effective by the Securities and Exchange Commission on August 1, 2022 and expired on August 1, 2025. (the "Original S-3"). (2) The Original S-3 previously registered the offer and sale of up to (i) $300,000,000 of such indeterminate number or amount, as the case may be, of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants, (e) purchase contracts, and/or (f) units consisting of some or all of these securities in any combination, as may be sold from time to time by the registrant and (ii) 54,179,559 shares of common stock offered by the selling securityholders. (3) Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total registration fee due under this registration statement by $84,491.88 (calculated at the fee rate in effect at the date of the Registrant's Original S-3), which represents (i) $224,999,992 of unsold securities of the registrant and (ii) 54,179,559 unsold shares of common stock held by the selling securityholders previously registered on the Original S-3. The offering of the unsold securities under the Original S-3 expired on August 1, 2025.

Offset Note
[3]	(1) The Registrant's registration statement on Form S-3 (File No. 333-266289) was initially filed on July 22, 2022, was declared effective by the Securities and Exchange Commission on August 1, 2022 and expired on August 1, 2025. (the "Original S-3").

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A